                                                                   Exhibit 10.23













                 CELL LINE HEP G2 and HEP 3B AGREEMENT BETWEEN

                                XENOMETRIX, INC.

                                      AND

                              THE WISTAR INSTITUTE

                               TABLE OF CONTENTS
                      (Not part of the License Agreement)

      Background

                           ARTICLE I - Definitions


1.01  Affiliate................................................1
1.02  Bankruptcy Event.........................................1
1.03  Calendar Quarter.........................................1
1.04  Cell Lines...............................................2
1.05  Effective Date...........................................2
1.06  Federal Government Interest..............................2
1.07  Licensed Field...........................................2
1.08  Licensed Patents.........................................2
1.09  Licensed Product(s)......................................2
1.10  Licensed Territory.......................................2
1.11  Net Sales Value..........................................2
1.12  Non-Patented Products....................................2
1.13  Person(s)................................................2
1.14  Patented Product(s)......................................3
1.15  Sales(s).................................................3
1.16  Valid Claim..............................................3


                         ARTICLE II - Grant of License


2.01  Grant of License.........................................3
2.02  Reporting Requirements...................................3
2.03  Federal Government Interest..............................3


                ARTICLE III - Bailment and Supply of Cell Lines
                                 and Technology


3.01  Title, Bailment and Supply...............................3
3.02  Disposal of Cell Line(s).................................4


                   ARTICLE IV - Fees, Royalties and Payments


4.01  License Fee..............................................4
4.02  Past Use Consideration
4.03  Royalties................................................4
4.04  License Maintenance Fee..................................4
4.05  Sales Among Affiliates...................................4
4.06  Sales to Federal Government..............................5
4.07  Payments.................................................5
4.08  Royalty Reports; Inspection..............................5

                      (Not part of the License Agreement)


                      ARTICLE V - Limitation of Liability;
                         No Warranties; Indemnification


5.01  Representations of Licensor..............................5
5.02  Representations of Licensee..............................6
5.03  Limitation of Liability..................................6
5.04  No Warranties............................................6
5.05  Indemnification..........................................6
5.06  Insurance................................................7


                          ARTICLE VI - Confidentiality


6.01  Confidentiality..........................................7
6.02  Publicity................................................7
6.03  Use of Name..............................................8


                           ARTICLE VII - Termination


7.01  Term.....................................................8
7.02  Default..................................................8
7.03  Public Health and Other Concerns.........................8
7.04  Insolvency...............................................8
7.05  Termination by Licensee..................................9
7.06  No Waiver................................................9
7.07  Rights Upon Termination..................................9
7.08  Provisions Surviving Termination.........................9


                          ARTICLE VII - Miscellaneous


8.01  Compliance with Laws.....................................9
8.02  Arbitration..............................................9
8.03  Notices..................................................9
8.04  No Waiver...............................................10
8.05  Governing Law...........................................10
8.06  Entire Agreement........................................10
8.07  No Assignment...........................................10
8.08  Headings................................................10
8.09  Construction............................................10
8.10  Counterparts............................................11

     THIS LICENSE AGREEMENT (the "Agreement") is made as of the 4th day of June, 1996, between THE WISTAR INSTITUTE OF ANATOMY AND BIOLOGY, a Pennsylvania nonprofit corporation located at 3601 Spruce Street, Philadelphia, Pennsylvania 19104 ("Licensor"), and XENOMETRIX, INC., a Delaware corporation located at 2860 Wilderness Place, Boulder, Colorado 80301 ("Licensee").

     The background of this Agreement is as follows:

     (A) Licensor has developed the patented cell lines known as "HEP G2 and HEP 3B" (hereinafter defined as the "Cell Lines");

     (B) Licensee is interested in obtaining a non-exclusive license to commercially exploit the Cell Lines, and has the expertise and financial and technical resources to develop and market products derived from or incorporating the Cell Lines; and

     (C) Licensor is prepared to grand such a license pursuant to the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the promises and mutual convenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                            ARTICLE I - DEFINITIONS

The following terms, as used herein, shall have the following meanings:

1.01 "Affiliate", with respect to a party hereto, shall mean a person which, directly or indirectly, controls, is controlled by, or is under common control with, such party, and "control" shall mean the ownership of over 50% of the outstanding voting shares of a person, or the right to receive over 50% of the profits or earnings of a person, or the right to control the policy decisions of a person.

1.02 "Bankruptcy Event" shall mean, with respect to any person, either (a) such person shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall be commenced against such person seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or it or any substantial portion of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against such person under federal bankruptcy laws as now or hereafter in effect.

1.03 "Calendar Quarter" shall mean each three-month period, or any portion thereof, beginning on January 1, April 1, July 1 and October 1 of each year.

1.04 "Cell Lines" shall mean the human hepatoma cell lines designated HEP G2 and HEP 3B as described in U.S. Patent No. 4,393,133 and given ATCC Nos. HB 8065 and HB 8064, respectively, by the American Type Culture Collection, and any progeny or derivatives including subcloned cells, transformed cells and any other altered form derived from HEP G2 or HEP 3B and constituting the functional equivalent of HEP G2 or HEP 3B.

1.05 "Effective Date" shall mean the first date when both Licensor and Licensee have executed this Agreement and Licensee has paid the fees specified in Sections 4.01 hereof.

1.06 "Federal Government Interest" shall mean all rights of the Federal Government in inventions funded, at least in part, with federal monies as defined in the Patent and Trademark Amendments Act of 1980, as amended by Title V of P.L. 98-620 and any other amendments to such Act hereafter made or successor legislation hereafter enacted and any regulations issued under such legislation.

1.07 "Licensed Field" shall mean research, drug screening, diagnostic and toxicological testing only. No use involving the administration to or treatment of humans, or the therapeutic treatment of animals, is allowed.

1.08 "Licensed Patents" means U.S. Patent No. 4,393,133 and any continuations, continuations-in-part, extensions, divisions, substitutions or additions to such patent and all foreign counterparts thereof, listed in Appendix A, hereto, as may be amended from time to time by mutual agreement of Licensor and Licensee.

1.09 "Licensed Product(s)" shall mean and include all Patented Product(s) and all Non-Patented Products.

1.10 "Licensed Territory" shall mean all countries of the world.

1.11 "Net Sales Value" shall mean (a) in the case of arm's length sales to unaffiliated buyers, the gross amount actually charged by Licensee for a Licensed Product after allowing deductions for sales and use tax, the legal incidence of which is on Licensee, freight allowances, custom duties and trade, quantity and cash discounts actually allowed and (b) in all other cases (including cases of use), the price which would have been realized from an unaffiliated buyer of a Licensed Product in an arm's length sale; provided, however that such price of a Licensed Product shall not be less than the complete cost (including all direct, indirect and overhead costs) of manufacture and distribution of such Licensed Product, plus the usual profit mark-up of Licensee in sales to unaffiliated buyers.

1.12 "Non-Patented Product(s)" shall mean and include all services or products, the manufacturer, composition, use, sale or other disposition of which is based on or derived from the Cell Lines, but which are not subject to a Valid Claim of the Licensed Patents or which, i) in whole or in part, are identified, discovered or developed by use of the Cell Lines by Licensee or its Affiliates and ii) are used, sold or otherwise disposed of by Licensee or its Affiliates and which are not otherwise subject to a Valid Claim of the Licensed Patents.

1.13 "Person(s)" shall mean any corporation, partnership, joint venture, or any other entity or any natural person.

1.14 "Patented Product(s)" shall mean and include all services or products the manufacture, composition, use, sale or other disposition of which is subject to a Valid Claim of the Licensed Patents, or which, i) in whole or in part, are identified, discovered or developed by use or practice of the Licensed Patents by Licensee or its Affiliates and ii) are used, sold or otherwise disposed of by Licensee or its Affiliates, which use or practice would infringe a Valid Claim of the Licensed Patents but for the license granted herein.

1.15 "Sale(s)," or any variation thereof shall mean the sale, assignment, lease or other revenue generating disposition of a License Product by Licensee. A Licensed Product shall be deemed to have been sold for the purposes of calculating royalties under Article IV hereof upon the first to occur of the following: (i) the transfer of title in the Licensed Product from Licensee to a third party; or (ii) shipment of the Licensed Product from the manufacturing facilities of Licensee to a third party.

1.16 "Valid Claim" shall mean a claim of i) a patent application included in the Licensed Patents that has been neither abandoned nor pending for more than seven (7) years or ii) an issued Licensed Patent that has not been withdrawn, canceled or disclaimed or held invalid by a court or governmental authority of competent jurisdiction in an unappealed or unappealable decision no longer subject to discretionary review (for example, by way of writ of certiorari) or other review.


                         ARTICLE II - GRANT OF LICENSE

2.01 Grant of License. Subject to the Federal Government Interest, and the other terms and conditions herein stated, Licensor hereby grants to Licensee, and Licensee hereby accepts a non-exclusive license to use the Cell Line and to practice under the Licensed Patents to make, have made, use and sell Licensed Products in the Licensed Field in the Licensed Territory. No rights to sublicense are granted hereunder to Licensee.

2.02 Reporting Requirements. Licensee shall provide Licensor with written reports at such intervals (regular and upon material developments) and in sufficient detail as shall be reasonable and necessary to keep Licensor fully informed regarding the commercial development of each Licensed Product. Initially, the regular reports shall be provided every six months under this Agreement. Licensor may request in writing that the regular written reports be provided by Licensee more or less frequently, provided that Licensor may not request regular reports be provided more often than quarterly. Subsequent to the first commercial Sale of each Licensed Product by Licensee, such reports are no longer required for that Licensed Product.

2.03 Federal Government Interest. Licensee acknowledges that in accordance with the Federal Government Interest, the United States Government retains certain rights in inventions funded in whole or in part under any contract, grant, or similar agreement with a Federal agency. The license granted under this Article II is expressly subject to all such rights.


                 ARTICLE III - BAILMENT AND SUPPLY OF CELL LINE
                                 AND TECHNOLOGY

3.01 Title, Bailment and Supply. Title to the Cell Lines shall remain with Licensor until U.S. Patent No. 4,393,133 expires. Licensor shall not be responsible for supplying, and shall not supply, samples of the Cell Lines licensed hereunder. Licensee shall obtain samples of the Cell Lines from the

American Type Culture Collection in Rockville, Maryland. Licensee acknowledges that it will hold the Cell Lines obtained hereunder as a bailee of such Cell Lines and that such Cell Lines shall remain the sole property of the Licensor. Licensee shall acquire no title to the Cell Lines by virtue of such bailment, until such expiration.

3.02 Disposal of Cell Line(s). Subject to Licensee's right to dispose of completed Licensed Products under Section 7.07 hereof, all supplies of the Cell Lines held by licensee shall, at Licensor's option, be returned to Licensor or destroyed by Licensee upon termination of this Agreement or whenever Licensee ceases using them to make or have made Licensed Products. Licensee shall provide Licensor with written assurance of such destruction of the Cell Lines.


                   ARTICLE IV - FEES, ROYALTIES AND PAYMENTS

4.01 License Fee. In consideration of the license granted hereunder and upon execution of this Agreement, Licensee shall pay to Licensor a nonrefundable
license fee of               dollars.  This license fee shall be in addition to
the royalties and other compensation payable or deliverable pursuant to this Agreement and shall not be credited against or otherwise reduce royalties or other compensation.

4.02 Past Use Consideration. In full and complete satisfaction for the use by Licensee of the Cell Lines prior to the date hereof, Licensee shall pay to
Licensor         % of Net Sales of all Licensed Products sold prior to the
Effective Date. Such payment for past use shall be made to Licensor no later than thirty (30) days after the Effective Date hereof.

4.03 Royalties.  In further consideration of the license granted hereunder,
Licensee shall pay to Licensor a royalty of i)         % of the Net Sales Value
of all Patented Products; and, ii)         % of the Net Sales of all
Non-Patented Products.

For the purpose of establishing the royalty rate for a Licensed Product sold after expiration of an applicable Licensed Patent, the parties agree that any Licensed Product manufactured before expiration of the Licensed Patent shall be considered a Patented Product, and the royalty rate on the sale of such Patent Product shall be the standard royalty rate for sales of Patented Products as set forth in this Section 4.03.

4.04 License Maintenance Fee. Licensee shall pay to Licensor a non-refundable annual fee to maintain the license rights granted under this Agreement ("License Maintenance Fee"). The amount and date of payment of each License Maintenance Fees is as follows:


                      Calendar Year
                      -------------
      $               Beginning January 1, 1997
      $               Beginning January 1, 1998; and
      $               Beginning January 1 of each calendar year thereafter


License Maintenance Fees shall be available for credit against royalties only for the year in which such License Maintenance Fee is paid and shall not be available for credit in any other year.

4.05 Sales Among Affiliates. Sales between and among Licensee and its Affiliates which are intended for resale shall not be subject to royalty, but in such cases royalties shall accrue and be calculated on the basis of Sales or other dispositions by any such Affiliate of Licensed Products to a non-Affiliate in accordance with Section 4.03.

4.06 Sales to Federal Government. To the extent required by the Federal Government Interest, Sales by Licensee to the United States Government shall not be subject to royalty.

4.07 Payments. Liability for royalties on Licensed Products manufactured by Licensee shall accrue when a Licensed Product is sold, used or otherwise disposed of, subject to Section 4.05 hereof, provided that, if a partial payment is made, a royalty will accrue pro rata to such partial payment. Royalties which have accrued in any Calendar Quarter shall be payable within sixty (60) days after the end of such Calendar Quarter, except that royalties on Sales made prior to the Effective Date shall be due and payable within thirty (30) days of the Effective Date as provided in Section 4.02 hereof. Any royalties not paid to Licensor when due hereunder shall bear interest from the due date until the date payment is made at the rate of interest announced by Chase Manhattan Bank, New York, New York, to be its "prime rate" as such "prime rate" is in effect from time to time. Payments shall be deemed paid as of the days on which they are received by Licensor. All payments under this Agreement shall be made in United States dollars by check payable to "The Wistar Institute of Anatomy and Biology."

4.08 Royalty Reports; Inspection. Each royalty payment shall be accompanied by a report for the applicable period setting forth, in reasonable detail, the Licensed Products sold, used, or otherwise disposed of, Net Sales Values thereof, any amounts of royalties from Licensee remaining to be paid on Sales of Licensed Products previously sold, and the amount of any credits taken for the corresponding quarter. Licensee shall keep, and shall cause its Affiliates to keep, accurate records and books of account of all Licensed Products sold. Upon ten(10) days prior written notice to Licensee and during normal business hours, but not more frequently than quarterly, the Licensor's internal accountant or an independent auditor paid for and selected by Licensor (which selection shall be with the reasonable consent of the Licensee) may inspect such books and records of Licensee, and its Affiliates at their respective facilities for a three-year period immediately preceding the date of inspection to verify the correctness of the reports given to Licensor under this Section
4.08. If Licensor determines that Licensee has underpaid amounts due hereunder by the greater of $1,000 or 10% or more, Licensee shall pay all reasonable costs of the audit and the right of inspection shall extend to books and records for periods prior to such three (3) year period. Nothing contained in this Section 4.08 shall shorten the period established by any applicable statute of limitations.


                      ARTICLE V - LIMITATION OF LIABILITY;
                         NO WARRANTIES; INDEMNIFICATION

5.01 Representations and Warrants of Licensor. Licensor represents and warrants to Licensee that (a) this Agreement when executed and delivered by Licensor, will be the legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms; and, (b) to the best of its knowledge, Licensor has the right to enter into this Agreement and to grant the licenses provided herein.

Licensor represents and warrants to Licensee that to the best of its knowledge none of the Cell Lines infringe upon any patent, trade secret or any other intellectual property rights belonging to any third party, and that no claims of any such patent infringement or violation of any trade secret or intellectual property rights have been alleged by any third party. The representation made by Licensor herein is based on conversations with members of Licensor's Business Development Office. Licensor has made no independent or additional investigation, examination or review of the matters which are the subject of this representation.

5.02 Representations and Warranties of Licensee. Licensee represents and warrants to Licensor as follows:

     (a) Licensee is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to execute, deliver and perform this Agreement;

     (b) this Agreement when executed and delivered by Licensee, will be the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms;

     (c) the execution, delivery and performance of this Agreement by Licensee does not conflict with, or constitute a breach or default under, (i) the charter documents of Licensee, (ii) any law, order, judgment or governmental rule or regulation applicable to Licensee, or (iii) any provision of any material agreement, contract, commitment or instrument to which Licensee is a party; and the execution, delivery and performance of this Agreement by Licensee does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority.

5.03 Limitation of Liability. LICENSOR SHALL NOT BE LIABLE TO LICENSEE, ITS SUCCESSORS, ASSIGNS, OR AFFILIATES FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, INTERRUPTION OF BUSINESS, NOR FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHETHER UNDER THIS AGREEMENT, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.

5.04 No Warranties. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5.01 HEREOF, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CELL LINES OR ANY MATERIALS DERIVED THEREFROM, THE LICENSED PATENTS, ANY TECHNICAL INFORMATION OR ANY LICENSED PRODUCTS. BY WAY OF EXAMPLE BUT NOT LIMITATION, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR THAT THE USE OF THE CELL LINES, THE LICENSED PATENTS, OR THE TECHNICAL INFORMATION WILL NOT INFRINGE ANY PATENT COPYRIGHT TRADEMARK OR OTHER PROPRIETARY OR PROPERTY RIGHTS OF OTHERS. LICENSOR SHALL NOT BE HELD TO ANY LIABILITY WITH RESPECT TO ANY CLAIM BY A THIRD PARTY ON ACCOUNT OF, OR ARISING FROM, THE USE OF THE CELL LINES, THE LICENSED PATENTS, OR THE MANUFACTURE, USE OR SALE OF ANY LICENSED PRODUCTS.

5.05 Indemnification. Licensee will defend, indemnify and hold Licensor, its managers, directors, officers, agents and employees (collectively the "Indemnified Parties") harmless from any and all liability, loss, damage, claim or expense (including attorney's fees) (collectively the "Indemnified Losses") arising out of this Agreement or any use, manufacture, promotion, Sale or other disposition by Licensee, its Affiliates, vendors, or customers of any Licensed Product. As an example, and in no way limiting the generality of the foregoing, Licensee will indemnify and hold Licensor harmless against any and all Indemnified Losses resulting from the use by a third party of Licensed Products manufactured, sold or disposed of by Licensee, or its Affiliates including product liability claims, or resulting from a claim by a third party that Licensee's, or its Affiliate's manufacture, use, Sale or other disposition of Cell Lines or any Licensed Product infringes or violates any patent or intellectual property rights of such third party. Licensee agrees to pay promptly to Licensor the amount of any damages to which the foregoing indemnity relates. Licensee shall not be required to defend, indemnify and hold harmless the Indemnified Parties against Indemnified Losses caused by Licensor's gross negligence or willful misconduct. The indemnification rights of Licensor contained herein are in addition to all rights which Licensor may have at law or in equity or otherwise.

5.06 Insurance. Licensee shall maintain comprehensive general liability insurance, and product liability insurance in amounts not less than $1,000,000 per incident and $3,000,000 in the aggregate. Licensee shall maintain such coverage with a third party commercial insurance carrier(s) rated A or better in Best's Insurance Directory. Licensee shall instruct its insurance carriers providing such coverage to notify Licensor in writing, in advance, of any material change in coverage provided by such carrier. To the extent Licensee is awarded a business interruption insurance award which provides for lost profits, Licensee shall pay to Licensor reasonable royalties for the period of the award which payment shall be based upon projections of Sales of Licensed Products and the history of royalties paid hereunder for such Sales.


                          ARTICLE VI - CONFIDENTIALITY

6.01 Confidentiality. For ten years from the date of this Agreement Licensee shall keep confidential and, except as is necessary for the proper performance of Licensee's obligations and exercise of Licensee's rights hereunder, shall not disclose to any third party or use any technical information heretofore and hereafter supplied by Licensor, provided, however, that the foregoing obligation of confidentiality shall not apply to:

     (a) technical information which is generally available to the public or which, subsequent to the receipt thereof, becomes available to the public through no act or failure to act by Licensee;

     (b) technical information which is known to the Licensee (other than as a result of this Agreement) at the time of receipt thereof from the Licensor;

     (c) technical information which is lawfully disclosed to Licensee by a third party or entity having no obligation to Licensor to maintain the confidentiality thereof, or information lawfully disclosed by a third person or entity on a non-confidential basis; or

     (d) technical information which is required by law to be disclosed.

In addition, disclosure may be made to governmental agencies to the extent required or desirable to secure governmental approval for the marketing of Licensed Products or to file patent applications, taking appropriate precautions to protect the confidentiality and use of such technical information.

6.02 Publicity. Except as provided by this Agreement or as required by law, neither party shall originate any publicity, news release or other public announcement, written or oral, whether to the public press or stockholders or otherwise, relating to this Agreement, any amendment hereto or performance hereunder or the existence of an arrangement between the parties without the prior written approval of the other party, which approval shall not be unreasonably withheld. In any such publicity, Licensee shall give reasonable credit or recognition to Licensor for its role in development of the Cell Line. Notwithstanding the foregoing review requirements, Licensor hereby consents to references to "The Wistar Institute of Anatomy and Biology" in such private placement memoranda and other documents to the extent reasonably required for compliance with federal and state security laws by Licensee or as required to obtain regulatory approvals for Licensed Product(s). Licensee shall furnish promptly to Licensor copies of all such documents which make reference to Licensor prior to submission of such documents to any third party or entity.

6.02 Use of Name. The use of the name of either party by the other party, or any variation thereof, in connection with the advertising or Sale of Licensed Product(s) is expressly prohibited, without the written consent of the party whose name is to be used.


                       ARTICLE VII- TERM AND TERMINATION

7.01 Term. The term of this Agreement and the rights and licenses granted hereunder shall commence on the Effective Date and shall continue, subject to earlier termination under this Article VII, the longer of i) the expiration of the last to expire of the Licensed Patents, or ii) a period of ten (10) years from the Effective Date.

7.02 Default.

     (a) If Licensee shall at any time default in the payment of any royalty, or the making of any report hereunder, or shall commit any breach of any covenant or agreement herein contained or shall make any false report, and shall fail to remedy any such default or breach within sixty (60) days after receipt by Licensee of written notice thereof by Licensor, Licensor may, at its option, cancel this Agreement and revoke the rights and licenses herein granted, by notice in writing to such effect, but such act shall not prejudice the right of Licensor to recover any royalty or other sums due to the time of such cancellation, it being understood, however, that if within sixty (60) days after receipt of any such notice Licensee shall have rectified its default, then the rights and licenses herein granted shall remain in force as if no breach or default had occurred on the part of Licensee.

     (b) If Licensor shall at any time be in default or shall commit any breach of any covenant herein contained, and shall fail to remedy such default or breach within (60) days after receipt by Licensor of written notice thereof by Licensee, Licensee may, at its option, cancel this Agreement, surrender the licenses herein granted, and incur no further obligation hereunder, without prejudice to any rights of Licensee which have accrued prior to cancellation, it being understood, however, that if within sixty (60) days after receipt of any such notice, Licensor shall have rectified its default, then the rights and licenses herein granted shall remain in force as if no breach or default had occurred on the part of Licensor.

7.03 Public Health and Other Concerns. If Licensee shall at any time and in any manner knowingly deal with Licensed Product in a manner that violates the laws, regulations or similar legal authority in any jurisdiction, including but not limited to the public health or environmental requirements relating to the subject matter hereof or the disposition of Licensed Product, this license shall immediately terminate with respect to any such Licensed Product and any such jurisdiction, but shall continue with respect to all other Licensed Products, and jurisdictions.

7.04 Insolvency. If Licensee becomes subject to a Bankruptcy Event, then this Agreement and licenses herein granted shall thereupon automatically terminate.

7.05 Termination by Licensee. Licensee may terminate this Agreement for any reason by providing Licensor with six (6) months prior written notice of its intent to terminate. Notwithstanding the foregoing, Licensee may not terminate this Agreement as long as Licensee, or an Affiliate, is using the Cell Lines to make, have made, use and sell Licensed Products.

7.06 No Waiver. The right of either party to terminate this agreement as hereinabove provided shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous failure to perform hereunder.

7.07 Rights Upon termination. Upon termination of the Agreement under Sections 7.02(b) or 7.05 hereof, Licensee shall have the right, for six(6) months following such date of termination, to dispose of Licensed Products completed or substantially completed on the date of termination and to complete orders, outstanding on such date of termination, for Licensed Products. Royalties shall be paid to Licensor with respect to such permitted Sales of Licensed Products following such date of termination as though such termination had not occurred. Subject to Licensee's right hereunder to dispose of completed Licensed Products, Licensee shall promptly surrender to Licensor all technical information in tangible form upon expiration or termination of the license under this Agreement, and shall return or destroy the Cell Lines as provided in
Section 3.02 hereof. If Licensee gives notice under Section 7.05, Licensee shall have no further obligation to pay annual fees under Section 4.04 which accrue after such notice date.

7.08 Provisions Surviving Termination. Licensee's obligations to pay any royalties accrued but unpaid prior to termination shall survive termination of this Agreement. In addition, Articles V and VI and Sections 7.07, 7.08, 8.02, 8.03, and 8.05 shall survive termination of this Agreement.


                          ARTICLE VIII - MISCELLANEOUS

8.01 Compliance with Laws. Licensee shall comply with all prevailing laws, rules, and regulations pertaining to the development, testing, manufacturing, marketing, and import or export of the Licensed Products, and the use of the Cell Lines in connection therewith.

8.02 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be referred to a panel of three (3) arbitrators, one chosen by each of the parties and the third selected by the two chosen by the parties and shall be settled by arbitration by such panel. Such arbitration shall take place in Philadelphia, Pennsylvania, shall be governed by the United States Arbitration Act, 9 U.S.C. 1 et seq., and shall be in accordance with the Rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding and any party may apply for judgment upon the award rendered by the arbitrators in the United States District Court for the Eastern District of Pennsylvania. Each party shall pay its own expenses of arbitration and the expense of the arbitrator shall be equally shared, provided that the arbitrator(s) may assess as part of their award all or any part of the arbitration expenses of one party (including reasonable attorneys fees) against the other party.

8.03 Notices. All notices, documents, statements, reports, payments, and other writings required or permitted to be given by the terms of this Agreement shall be sent either by prepaid, registered or certified mail, telegram, telefacsimile, telex, or express mail, properly addressed to Licensor and to Licensee at the following addresses:

If to Licensor:

The Wistar Institute of Anatomy and Biology
3601 Spruce Street
Philadelphia, PA 19104-4268
Attn: Executive Vice President for Administration

with a copy to :
General Counsel, at the above address


If to Licensee:

Xenometrix, Inc.
2860 Wilderness Place
Boulder, CO 80301
Attn: President & CEO

or at such other address as one party hereto may from time to time designate by notice in writing to the other. Each notice shall be deemed to be given upon receipt.

8.04 No Waiver. A waiver by either party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any other breach or violation of this Agreement.

8.05 Governing Law. To the extent not in conflict with Federal substantive law, this Agreement and its covenants, promises and agreements contained herein shall be interpreted with respect to substantive matters in accordance with the laws of the Commonwealth of Pennsylvania. Anything herein to the contrary notwithstanding, this Agreement is made specifically subject to the Patent and Trademark Amendments Act of 1980, P.L. 96-517, as amended by Title V of P.L. 98-620 and any other amendments to such Act hereafter made or successor legislation and any regulations thereunder.

8.06 Entire Agreement. This Agreement embodies the entire understanding of the parties relating to the subject matter hereof and supersedes all prior understandings and agreements. No modification or amendment of this Agreement shall be valid or binding except by a written document signed by duly authorized representative of both parties.

8.07 No Assignment. The rights of Licensee under this Agreement may not be assigned, and the duties of Licensee under this Agreement may not be delegated, without prior written consent of Licensor, which consent shall not be unreasonably withheld.

8.08 Headings. Any headings and captions used in this Agreement are for convenience of reference only and are not a part of this Agreement.

8.09 Construction. The parties acknowledge that this Agreement has been the subject of full opportunity for negotiation and amendment and that the party who has taken the role of drafter shall not suffer any adverse construction of any terms or language of this Agreement because of such role.

8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute on agreement.



     IN WITNESS WHEREOF, the parties hereto have duly executed this License Agreement as the date first above written.


LICENSOR:                                LICENSEE:

Representing Licensor:                   Representing Licensee:


/s/ Ira Brind                            /s/ Ronald L. Hendrick
- ----------------------                   ----------------------
Ira Brind                                Ronald L. Hendrick
President                                Vice President & CFO
Date:  June 12, 1996                     Date:  June 4, 1996

                                 APPENDIX A



LICENSED PATENTS

"Human Hepatoma Derived Cell Line Process for Preparation Thereof and Uses Therefor"


     Country/Region  Patent Number  Filing Date    Issue Date      Expiration Date
     --------------  -------------  -----------    ----------      ---------------
1.   United States   4,393,133      June 12, 1980  July 12, 1983   July 13, 2000
2.   United Kingdom  2,089,370      June 10, 1981  Sept. 5, 1984   June 11, 2001
3.   Canada          1,193,210      June 10, 1981  Sept. 10, 1985  Sept. 11, 2002
4.   Switzerland     657,456        June 10, 1981  Aug. 29, 1986   June 11, 2001
5.   Italy           1,171,297      June 10, 1981  Jan. 10, 1987   June 11, 2001
6.   EPO             53,165         June 10, 1981  May 6, 1987     June 11, 2001
7.   France          53,165         June 10, 1981  May 6, 1987     June 11, 2001
8.   Austria         391,145        June 10, 1981  Feb. 15, 1990   Feb 16, 2008
9.   Japan           1,727,258      Feb. 10, 1982  Feb. 27, 1992   June 11, 2001
10.  Germany         31 52 113      June 10, 1981  June 9, 1994    June 11, 2001